EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE
Contact: Jennifer Franklin
Phone: 949.427.1385
Email: jennifer@spotlightmarcom.com
STEADFAST APARTMENT REIT, INC. ANNOUNCES
RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2020
Irvine, Calif., August 7, 2020 — Steadfast Apartment REIT, Inc. (the “Company”) announced today its operating results for the three and six months ended June 30, 2020.
The Company was not materially impacted by the COVID-19 pandemic during the second fiscal quarter of 2020. The Company continues to closely monitor the effects of COVID-19 on its residents, the employees of its advisor and property manager and vendors. The extent of the impact of COVID-19 on the Company's results of operations will depend, in part, on the duration of the pandemic, the success of efforts to contain it and the action taken in response to the outbreak, including government programs that provide financial support to mitigate the financial impact of COVID-19.
For the three and six months ended June 30, 2020, the Company had total revenues of $80.3 million and $134.0 million compared to $43.2 million and $85.8 million for the three and six months ended June 30, 2019. Net loss was $53.1 million and $62.7 million for the three and six months ended June 30, 2020, compared to $12.0 million and $24.4 million for the three and six months ended June 30, 2019. Total assets of the Company were $3.34 billion at June 30, 2020, and $1.43 billion at December 31, 2019. The Company's results of operations were primarily impacted by the Company's mergers with Steadfast Income REIT, Inc. and Steadfast Apartment REIT III, Inc. on March 6, 2020, that resulted in the acquisition of 36 multifamily properties and an interest in a joint venture, with an aggregate gross real estate value of approximately $1.5 billion.
As of June 30, 2020, the Company's portfolio consisted of (1) 73 properties (including three properties held for the development of apartment homes) in 14 states and (2) a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties. The Company disposed of its joint venture interest subsequent to June 30, 2020.
Second Quarter Operational Highlights:
The Company:
•Acquired one multifamily property with a total of 310 apartment homes for an aggregate purchase price of $60.0 million.

•Received proceeds of $158.3 million from borrowing on the Company's new master credit facility.
•Acquired land in Broomfield, CO for the development of new apartment homes.
•Entered into a new revolving credit loan facility in an amount not to exceed $65.0 million, none of which was drawn as of June 30, 2020.
•Invested $5.3 million in improvements to the Company's three real estate development projects during the six months ended June 30, 2020.
•Invested $10.4 million in improvements to the Company's real estate portfolio during the six months ended June 30, 2020, compared to $9.9 million for the six months ended June 30, 2019.
•Had $298.7 million of variable rate debt with a weighted average interest rate of 2.18% and $1,878.3 million of fixed rate debt with a weighted average interest rate of 3.95% as of June 30, 2020. The weighted average interest rate on the Company's total outstanding debt was 3.71% as of June 30, 2020.
•Reported net cash provided by operating activities of $26.1 million for the six months ended June 30, 2020, compared to $11.2 million for the six months ended June 30, 2019. Net cash provided by investing activities was $31.2 million for the six months ended June 30, 2020, compared to $12.1 million used in investing activities for the six months ended June 30, 2019.
•Reported net cash provided by financing activities of $161.5 million for the six months ended June 30, 2020, compared to $17.1 million used in financing activities for the six months ended June 30, 2019, which included $26.0 million and $12.5 million of distributions paid, net of $10.5 million and $10.8 million in non-cash distributions paid pursuant to the Company's distribution reinvestment plan for the six months ended June 30, 2020 and 2019, respectively.
•Net operating income (“NOI”) increased to $43.7 million and $73.8 million for the three and six months ended June 30, 2020, from $24.2 million and $48.3 million for the three and six months ended June 30, 2019. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)
•Experienced an increase in funds from operations ("FFO"), as defined by the National Association of Real Estate Investment Trusts, to $8.9 million and $16.6 million for the three and six months ended June 30, 2020, from $6.5 million and $12.4 million for the three and six months ended June 30, 2019. (See the reconciliation of FFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates FFO.)
•Experienced an increase in modified funds from operations ("MFFO"), as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), to $10.3 million and $17.9 million for the three and six months ended June 30, 2020, from $7.0 million and $13.5 million for the three and six months ended June 30, 2019. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)
During the second quarter of 2020, the Company recognized an other-than-temporary impairment of $2.4 million on its investment in the joint venture and $5.0 million on two multifamily properties marketed for sale as it was determined that the carrying value wound not be recoverable. The Company also recorded an allowance for doubtful accounts of $1.3 million for the three months ended June 30, 2020, primarily as a result of the financial impact of COVID-19 on our tenants.
“While much remains unknown about the duration and the impact of the ongoing pandemic, our relative affordability positions Steadfast Apartment REIT well to retain residents and capitalize on what we believe will be demand acceleration in our well-located, moderate income apartment portfolio," said Ella Neyland, president of Steadfast Apartment REIT.

About Steadfast Apartment REIT, Inc.
Steadfast Apartment REIT, Inc. is a real estate investment trust that was formed to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT, Inc. is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
Forward-Looking Statements
This release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, risks related to the economic impact of the ongoing COVID-19 pandemic on our residents and employees of our advisor and property manager and the general economy; the availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s public filings with the Securities and Exchange Commission (the "SEC") and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.
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FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED BALANCE SHEETS

	June 30, 2020	December 31, 2019

ASSETS
Assets:
Real Estate:
Land	$344,242,749	$151,294,208
Building and improvements	2,885,651,638	1,369,256,465
Tenant origination and absorption costs	41,078,737	—
Total real estate held for investment, cost	3,270,973,124	1,520,550,673
Less accumulated depreciation and amortization	(358,922,535)	(277,033,046)
Total real estate held for investment, net	2,912,050,589	1,243,517,627
Real estate held for development	29,745,781	5,687,977
Real estate held for sale, net	—	21,665,762
Total real estate, net	2,941,796,370	1,270,871,366
Cash and cash equivalents	330,674,998	74,806,649
Restricted cash	36,667,410	73,614,452
Investment in unconsolidated joint venture	18,984,491	—
Rents and other receivables	5,943,396	2,032,774
Assets related to real estate held for sale	—	118,570
Other assets	4,209,681	5,513,315
Total assets	$3,338,276,346	$1,426,957,126

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$61,749,415	$30,265,713
Notes payable:
Mortgage notes payable, net	1,432,621,678	560,098,815
Credit facility, net	744,430,795	548,460,230
Total notes payable, net	2,177,052,473	1,108,559,045
Distributions payable	8,232,272	4,021,509
Due to affiliates	5,994,733	7,305,570
Liabilities related to real estate held for sale	—	788,720
Total liabilities	2,253,028,893	1,150,940,557
Commitments and contingencies
Redeemable common stock	—	1,202,711
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,998,000 shares authorized, 109,437,702 and 52,607,695 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	1,094,377	526,077
Convertible stock, $0.01 par value per share; 1,000 shares authorized, zero and 1,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	—	10
Class A Convertible stock, $0.01 par value per share; 1,000 shares authorized, 1,000 and zero shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	10	—
Additional paid-in capital	1,596,591,653	698,453,981
Cumulative distributions and net losses	(526,888,587)	(424,166,210)
Total Steadfast Apartment REIT, Inc. ("STAR") stockholders’ equity	1,070,797,453	274,813,858
Noncontrolling interest	14,450,000	—
Total equity	1,085,247,453	274,813,858
Total liabilities and stockholders’ equity	$3,338,276,346	$1,426,957,126

STEADFAST APARTMENT REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Rental income	$79,612,668	$42,887,126	$132,879,341	$85,204,046
Other income	682,926	327,702	1,130,193	596,009
Total revenues	80,295,594	43,214,828	134,009,534	85,800,055
Expenses:
Operating, maintenance and management	19,719,766	10,509,511	32,216,328	20,567,785
Real estate taxes and insurance	13,667,771	6,443,394	22,411,216	13,024,583
Fees to affiliates	13,709,333	6,265,958	22,136,629	12,331,606
Depreciation and amortization	53,455,666	18,515,635	82,031,561	36,797,927
Interest expense	19,715,318	12,165,781	34,106,272	24,399,076
General and administrative expenses	5,272,855	1,800,880	7,703,154	3,665,149
Impairment of real estate	5,039,937	—	5,039,937	—
Total expenses	130,580,646	55,701,159	205,645,097	110,786,126
Loss before other (loss) income	(50,285,052)	(12,486,331)	(71,635,563)	(24,986,071)
Other (loss) income:
Gain on sales of real estate, net	—	—	11,384,599	—
Interest income	134,262	161,887	387,516	340,564
Insurance proceeds in excess of losses incurred	57,689	331,434	124,412	334,834
Equity in loss from unconsolidated joint venture	(2,968,207)	—	(3,003,400)	—
Loss on debt extinguishment	—	—	—	(41,609)
Total other (loss) income	(2,776,256)	493,321	8,893,127	633,789
Net loss	$(53,061,308)	$(11,993,010)	$(62,742,436)	(24,352,282)
Income allocated to noncontrolling interest	163,314	—	163,314	—
Net loss attributable to common stockholders	$(53,224,622)	$(11,993,010)	$(62,905,750)	$(24,352,282)
Loss per common share — basic and diluted	$(0.49)	$(0.23)	$(0.71)	$(0.47)
Weighted average number of common shares outstanding — basic and diluted	109,139,963	52,123,442	88,660,741	51,999,327

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three and Six Months Ended June 30, 2020 and 2019
Due to certain unique operating characteristics of real estate companies, as discussed below, National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust ("REIT"). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under U.S. generally accepted accounting principles ("GAAP").
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in December 2018 (the “White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to the Company's management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. The Company adopted Accounting Standards Update, or ASU, 2016-02, Leases, or ASU 2016-02, on January 1, 2019, which requires the Company, as a lessee, to recognize a liability for obligations under a lease contract and a right-of-use asset. ASU 2017-01 now forms part of ASC 805, Business Combinations ("ASC 805"). The carrying amount of the right-of-use asset is amortized over the term of the lease. Because the Company has no ownership rights (current or residual) in the underlying asset, NAREIT concluded that the amortization of the right-of-use asset should not be added back to GAAP net income (loss) in calculating FFO. This amortization expense is included in FFO. However, FFO, and modified funds from operations, or MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, like the Company, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the Institute for Portfolio Alternatives ("IPA"), an industry trade group, has standardized a measure known as MFFO, which it has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affects its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA's Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with the Company's management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the Securities and Exchange Commission (the "SEC"), NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.

The Company's calculation of FFO and MFFO is presented in the following table for the three and six months ended June 30, 2020 and 2019:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of net loss to MFFO:
Net loss	$(53,061,308)	$(11,993,010)	$(62,742,436)	$(24,352,282)
Depreciation of real estate assets	33,315,155	18,515,635	56,066,977	36,797,927
Amortization of lease-related costs(1)	20,138,302	—	25,961,107	—
Gain on sales of real estate, net	—	—	(11,384,599)	—
Impairment of real estate(2)	5,039,937	—	5,039,937	—
Impairment of unconsolidated joint venture(3)	2,442,411	—	2,442,411	—
Adjustments for investment in unconsolidated joint venture(4)	1,009,859	—	1,179,342	—
FFO	8,884,356	6,522,625	16,562,739	12,445,645
Acquisition fees and expenses(5)(6)	1,344,282	449,711	1,357,429	808,468
Unrealized loss (gain) on derivative instruments	24,943	20,107	27,194	199,723
Loss on debt extinguishment	—	—	—	41,609
Amortization of below market leases	(1,671)	—	(2,594)	—
MFFO	$10,251,910	$6,992,443	$17,944,768	$13,495,445

_____________

(1) Amortization of lease-related costs for the three and six months ended June 30, 2020 and 2019, exclude amortization of operating lease right-of-use assets of $2,209 and $3,477 and $0 and $0, respectively, that is included in FFO.
(2) Reflects adjustments to add back impairment charges in the three and six months ended June 30, 2020, related to two of the Company's real estate assets.
(3) Reflects adjustments to add back impairment charges in the three and six months ended June 30, 2020, related to the Company's investment in its unconsolidated joint venture.
(4) Reflects adjustments to add back the Company's noncontrolling interest share of the adjustments to reconcile the Company's net loss attributable to common stockholders to FFO for the Company's equity investment in the unconsolidated joint venture, which principally consists of depreciation and amortization incurred by the Company's joint venture.
(5) By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Historically under GAAP, acquisition fees and expenses were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to its stockholders.
(6) Acquisition fees and expenses for the three and six months ended June 30, 2020 and 2019 include acquisition expenses of $1,344,282 and $1,357,429 and $449,711 and $808,468, respectively, that did not meet the criteria for capitalization under ASU 2017-01, which now forms part of ASC 805, and were recorded in general and administrative expenses in the accompanying consolidated statements of operations. These expenses largely pertained to the then-proposed SIR Merger and STAR III Merger and were incurred and expensed through the date of the Merger Agreement and to a lesser extent, pertained to the proposed internalization of management. Upon signing the Merger Agreement, merger related acquisition expenses met the definition of capitalized expenses and were therefore capitalized in the accompanying consolidated balance sheets thereby not impacting MFFO. Also included in expensed acquisition expenses are acquisition expenses related to real estate projects that did not come to fruition.

Steadfast Apartment REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Three and Six Months Ended June 30, 2020 and 2019
NOI is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties, to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (5) general and administrative expenses and other gains and losses that are specific to the Company, or (6) impairment of real estate assets or other investments. The cost of funds is eliminated from net income (loss) because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs (those that did not meet the criteria for capitalization under ASC 805) and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.
Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASC 805), certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, impairment charges and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three and six months ended June 30, 2020 and 2019 computed in accordance with GAAP:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(53,061,308)	$(11,993,010)	$(62,742,436)	$(24,352,282)
Fees to affiliates(1)	9,651,793	4,174,176	15,495,182	8,334,328
Depreciation and amortization	53,455,666	18,515,635	82,031,561	36,797,927
Interest expense	19,715,318	12,165,781	34,106,272	24,399,076
Loss on debt extinguishment	—	—	—	41,609
General and administrative expenses	5,272,855	1,800,880	7,703,154	3,665,149
Gain on sale of real estate	—	—	(11,384,599)	—
Other gains(2)	(191,951)	(493,321)	(511,928)	(633,789)
Adjustments for investment in unconsolidated joint venture(3)	1,369,425	—	1,653,219	—
Other-than-temporary impairment of investment in unconsolidated joint venture(4)	2,442,411	—	2,442,411	—
Impairment of real estate(5)	5,039,937	—	5,039,937	—
Net operating income	$43,694,146	$24,170,141	$73,832,773	$48,252,018
________________
(1)  Fees to affiliates for the three and six months ended June 30, 2020, exclude property management fees of $2,369,487 and $3,865,857 and other reimbursements of $1,688,053 and $2,775,590, respectively, that are included in NOI. Fees to affiliates for the three and six months ended June 30, 2019, exclude property management fees of $1,245,150 and $2,479,427 and other reimbursements of $846,632 and $1,517,851, respectively, that are included in NOI
(2) Other gains for the three and six months ended June 30, 2020 and 2019 include non-recurring insurance claim recoveries and interest income that are not included in NOI.

(3) Reflects adjustments to add back the Company's noncontrolling interest share of the adjustments to reconcile the Company's net loss attributable to common stockholders to NOI for the Company's equity investment in the unconsolidated joint venture, which principally consists of depreciation, amortization and interest expense incurred by the Company's joint venture as well as the amortization of outside basis difference.
(4) Reflects adjustment to add back OTTI loss of $2,442,411 in the three and six months ended June 30, 2020 relate to the Company's investment in the unconsolidated joint venture.
(5) Reflects adjustments to add back impairment charges in the three and six months ended June 30, 2020 related to two of the Company's real estate assets.

EXHIBIT A
MONTHLY PORTFOLIO SNAPSHOT - 2ND QUARTER

Monthly Portfolio Snapshot	APRIL 2020

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	167	94.9%	95.9%
Harrison Place Apartments	Indianapolis, IN	307	1	306	285	92.8%	94.4%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	655	94.1%	95.6%
The 1800 at Barrett Lakes	Kennesaw, GA	500	1	499	461	92.2%	92.9%
The Oasis	Colorado Springs, CO	252	–	252	237	94.0%	95.4%
Columns on Wetherington	Florence, KY	192	–	192	178	92.7%	94.5%
Preston Hills at Mill Creek	Buford, GA	464	2	462	428	92.2%	94.1%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	258	93.1%	95.8%
Reveal on Cumberland	Fishers, IN	220	1	219	199	90.5%	94.5%
Heritage Place Apartments	Franklin, TN	105	–	105	98	93.3%	93.9%
Rosemont at East Cobb	Marietta, GA	180	1	179	174	96.7%	97.8%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	659	91.5%	92.7%
Bella Terra at City Center	Aurora, CO	304	1	303	287	94.4%	94.9%
Hearthstone at City Center	Aurora, CO	360	–	360	339	94.2%	94.8%
Arbors at Brookfield	Mauldin, SC	702	2	700	646	92.0%	93.1%
Carrington Park	Kansas City, MO	298	1	297	276	92.6%	93.0%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	249	94.7%	95.6%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	229	90.9%	93.2%
Kensington by the Vineyard	Euless, TX	259	1	258	244	94.2%	95.7%
Monticello by the Vineyard	Euless, TX	354	1	353	326	92.1%	93.3%
The Shores	Oklahoma City, OK	300	1	299	280	93.3%	94.7%
Lakeside at Coppell	Coppell, TX	315	1	314	297	94.3%	95.3%
Meadows at River Run	Bolingbrook, IL	374	1	373	334	89.3%	90.6%
Park Valley Apartments	Smyrna, GA	496	1	495	458	92.3%	93.7%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	211	94.2%	95.3%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	206	92.8%	93.9%
Stoneridge Farms	Smyrna, TN	336	1	335	308	91.7%	92.3%
Fielder's Creek	Englewood, CO	217	1	216	205	94.5%	95.7%
Landings of Brentwood	Brentwood, TN	724	2	722	686	94.8%	95.8%
1250 West Apartments	Marietta, GA	468	2	466	428	91.5%	92.5%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	314	94.0%	95.0%
Eleven10 at Farmers Market	Dallas, TX	313	3	310	291	93.0%	94.5%
Patina Flats	Loveland, CO	155	–	155	143	92.3%	93.5%
Clarion Park Apartments	Olathe, KS	220	1	219	209	95.0%	95.9%
Spring Creek Apartments	Edmond, OK	252	1	251	234	92.9%	94.4%
Montclair Parc Apartment Homes	Oklahoma City, OK	360	1	359	336	93.3%	95.0%
Hilliard Park Apartments	Columbus, OH	201	1	200	190	94.5%	96.8%
Sycamore Terrace Apartments	Terre Haute, IN	250	–	250	236	94.4%	95.3%
Hilliard Summit Apartments	Columbus, OH	208	1	207	199	95.7%	97.2%
Forty 57 Apartments	Lexington, KY	436	1	435	407	93.3%	94.7%
Riverford Crossing Apartments	Frankfort, KY	300	1	299	285	95.0%	96.3%
Montecito Apartments	Austin, TX	268	2	266	254	94.8%	96.0%
Hilliard Grand Apartments	Dublin, OH	314	–	314	297	94.6%	95.2%
Deep Deuce at Bricktown	Oklahoma City, OK	294	1	293	271	92.2%	93.6%
Retreat at Quail North	Oklahoma City, OK	240	1	239	227	94.6%	96.3%
Tapestry Park Apartments	Birmingham, AL	354	1	353	329	92.9%	94.4%
Bricegrove Park Apartments	Canal Winchester, OH	240	–	240	226	94.2%	95.9%

Monthly Portfolio Snapshot	APRIL 2020 - CONTINUED

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Retreat at Hamburg Place	Lexington, KY	150	1	149	139	92.7%	94.7%
Villas at Huffmeister	Houston, TX	294	1	293	279	94.9%	95.6%
Villas at Kingwood	Kingwood, TX	330	1	329	308	93.3%	95.0%
Waterford Place at Riata Ranch	Cypress, TX	228	1	227	213	93.4%	94.7%
Carrington Place	Houston, TX	324	1	323	304	93.8%	95.3%
Carrington at Champion Forest	Houston, TX	284	1	283	262	92.3%	93.0%
Carrington Park at Huffmeister	Cypress, TX	232	1	231	214	92.2%	92.6%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	222	92.5%	93.5%
Mallard Crossing Apartments	Loveland, OH	350	–	350	329	94.0%	94.4%
Reserve at Creekside	Chattanooga, TN	192	1	191	185	96.4%	97.6%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	209	94.1%	95.7%
Double Creek Flats	Plainfield, IN	240	–	504	220	93.1%	93.6%
Jefferson at the Perimeter	Dunwoody, GA	504	–	504	469	93.1%	93.6%
Bristol Village	Aurora, CO	240	–	240	226	94.2%	95.5%
Canyon Resort at Great Hills	Austin, TX	256	1	255	237	92.6%	94.4%
Reflections on Sweetwater	Lawrenceville, GA	280	1	279	252	90.0%	92.1%
The Pointe at Vista Ridge	Lewisville, TX	300	1	299	288	96.0%	97.0%
Belmar Villas	Lakewood, CO	318	–	318	295	92.8%	94.0%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	278	90.8%	95.0%
Sugar Mill	Lawrenceville, GA	244	1	243	225	92.2%	94.3%
Avery Point	Indianapolis, IN	512	1	511	464	90.6%	93.7%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	175	95.6%	97.1%
VV & M	Dallas, TX	310	1	309	281	90.6%	91.5%
Total		21,835	62	22,037	20,330	93.1%	94.5%

Commercial Space
Storage	Location	Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%

Retail	Location	Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Patina Flats	Loveland, CO	7	15,206	5,221	34.3%

Monthly Portfolio Snapshot	MAY 2020

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	170	96.6%	97.4%
Harrison Place Apartments	Indianapolis, IN	307	1	306	287	93.5%	95.9%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	651	93.5%	95.2%
The 1800 at Barrett Lakes	Kennesaw, GA	500	1	499	461	92.2%	95.5%
The Oasis	Colorado Springs, CO	252	–	252	238	94.4%	98.0%
Columns on Wetherington	Florence, KY	192	–	192	176	91.7%	94.3%
Preston Hills at Mill Creek	Buford, GA	464	2	462	432	93.1%	95.3%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	257	92.8%	96.8%
Reveal on Cumberland	Fishers, IN	220	1	219	201	91.4%	93.9%
Heritage Place Apartments	Franklin, TN	105	–	105	99	94.3%	96.4%
Rosemont at East Cobb	Marietta, GA	180	1	179	174	96.7%	97.8%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	657	91.3%	94.8%
Bella Terra at City Center	Aurora, CO	304	1	303	284	93.4%	94.6%
Hearthstone at City Center	Aurora, CO	360	–	360	338	93.9%	96.5%
Arbors at Brookfield	Mauldin, SC	702	2	700	647	92.2%	94.7%
Carrington Park	Kansas City, MO	298	1	297	271	90.9%	92.5%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	247	93.9%	95.8%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	233	92.5%	97.0%
Kensington by the Vineyard	Euless, TX	259	1	258	242	93.4%	95.5%
Monticello by the Vineyard	Euless, TX	354	1	353	324	91.5%	94.5%
The Shores	Oklahoma City, OK	300	1	299	274	91.3%	94.3%
Lakeside at Coppell	Coppell, TX	315	1	314	296	94.0%	96.1%
Meadows at River Run	Bolingbrook, IL	374	1	373	337	90.1%	93.8%
Park Valley Apartments	Smyrna, GA	496	1	495	459	92.5%	94.5%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	206	92.0%	94.4%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	207	93.2%	95.0%
Stoneridge Farms	Smyrna, TN	336	1	335	307	91.4%	94.1%
Fielder's Creek	Englewood, CO	217	1	216	203	93.5%	95.6%
Landings of Brentwood	Brentwood, TN	724	1	723	684	94.5%	96.3%
1250 West Apartments	Marietta, GA	468	2	466	435	92.9%	95.8%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	313	93.7%	95.4%
Eleven10 at Farmers Market	Dallas, TX	313	4	309	285	91.1%	95.0%
Patina Flats	Loveland, CO	155	–	155	143	92.3%	94.5%
Clarion Park Apartments	Olathe, KS	220	1	219	209	95.0%	96.1%
Spring Creek Apartments	Edmond, OK	252	1	251	230	91.3%	94.3%
Montclair Parc Apartment Homes	Oklahoma City, OK	360	1	359	335	93.1%	94.8%
Hilliard Park Apartments	Columbus, OH	201	1	200	187	93.0%	96.1%
Sycamore Terrace Apartments	Terre Haute, IN	250	–	250	233	93.2%	94.8%
Hilliard Summit Apartments	Columbus, OH	208	1	207	201	96.6%	98.1%
Forty 57 Apartments	Lexington, KY	436	1	435	408	93.6%	96.1%
Riverford Crossing Apartments	Frankfort, KY	300	1	299	289	96.3%	98.2%
Montecito Apartments	Austin, TX	268	2	266	251	93.7%	95.3%
Hilliard Grand Apartments	Dublin, OH	314	–	314	289	92.0%	94.3%
Deep Deuce at Bricktown	Oklahoma City, OK	294	1	293	268	91.2%	94.2%
Retreat at Quail North	Oklahoma City, OK	240	1	239	224	93.3%	95.0%
Tapestry Park Apartments	Birmingham, AL	354	1	353	322	91.0%	94.4%
Bricegrove Park Apartments	Canal Winchester, OH	240	–	240	229	95.4%	97.9%
Retreat at Hamburg Place	Lexington, KY	150	1	149	141	94.0%	97.7%
Villas at Huffmeister	Houston, TX	294	1	293	275	93.5%	95.1%
Villas at Kingwood	Kingwood, TX	330	1	329	302	91.5%	93.5%
Waterford Place at Riata Ranch	Cypress, TX	228	1	227	211	92.5%	93.7%

Monthly Portfolio Snapshot	MAY 2020 - CONTINUED

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carrington Place	Houston, TX	324	1	323	307	94.8%	96.3%
Carrington at Champion Forest	Houston, TX	284	1	283	259	91.2%	93.6%
Carrington Park at Huffmeister	Cypress, TX	232	1	231	212	91.4%	93.1%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	224	93.3%	95.2%
Mallard Crossing Apartments	Loveland, OH	350	–	350	326	93.1%	94.6%
Reserve at Creekside	Chattanooga, TN	192	1	191	189	98.4%	99.4%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	208	93.7%	95.6%
Double Creek Flats	Plainfield, IN	240	1	239	215	91.7%	92.9%
Jefferson at the Perimeter	Dunwoody, GA	504	–	504	462	91.7%	92.9%
Bristol Village	Aurora, CO	240	–	240	224	93.3%	94.6%
Canyon Resort at Great Hills	Austin, TX	256	1	255	233	91.0%	94.3%
Reflections on Sweetwater	Lawrenceville, GA	280	1	279	262	93.6%	96.2%
The Pointe at Vista Ridge	Lewisville, TX	300	1	299	283	94.3%	95.5%
Belmar Villas	Lakewood, CO	318	1	317	299	94.0%	96.0%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	283	92.5%	96.3%
Sugar Mill	Lawrenceville, GA	244	1	243	229	93.9%	96.4%
Avery Point	Indianapolis, IN	512	1	511	474	92.6%	95.8%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	175	95.6%	98.5%
VV & M	Dallas, TX	310	1	309	276	89.0%	90.2%
Total		21,835	64	21,771	20,282	92.9%	95.2%

Commercial Space
Storage	Location	Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%

Retail	Location	Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Patina Flats	Loveland, CO	7	15,206	5,221	34.3%

Monthly Portfolio Snapshot	JUNE 2020

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Villages at Spring Hill Apartments	Spring Hill, TN	176	–	176	171	97.2%	98.1%
Harrison Place Apartments	Indianapolis, IN	307	1	306	290	94.5%	96.5%
The Residences on McGinnis Ferry	Suwanee, GA	696	1	695	654	94.0%	95.9%
The 1800 at Barrett Lakes	Kennesaw, GA	500	1	499	476	95.2%	98.0%
The Oasis	Colorado Springs, CO	252	–	252	242	96.0%	98.2%
Columns on Wetherington	Florence, KY	192	–	192	183	95.3%	97.2%
Preston Hills at Mill Creek	Buford, GA	464	2	462	439	94.6%	96.2%
Eagle Lake Landing Apartments	Speedway, IN	277	–	277	255	92.1%	97.3%
Reveal on Cumberland	Fishers, IN	220	1	219	205	93.2%	96.9%
Heritage Place Apartments	Franklin, TN	105	–	105	100	95.2%	97.4%
Rosemont at East Cobb	Marietta, GA	180	1	179	175	97.2%	99.1%
Ridge Crossings Apartments	Birmingham, AL	720	1	719	687	95.4%	97.7%
Bella Terra at City Center	Aurora, CO	304	1	303	290	95.4%	96.8%
Hearthstone at City Center	Aurora, CO	360	–	360	350	97.2%	98.5%
Arbors at Brookfield	Mauldin, SC	702	2	700	657	93.6%	95.4%
Carrington Park	Kansas City, MO	298	1	297	279	93.6%	95.9%
Delano at North Richland Hills	North Richland Hills, TX	263	1	262	252	95.8%	98.0%
Meadows at North Richland Hills	North Richland Hills, TX	252	1	251	244	96.8%	98.2%
Kensington by the Vineyard	Euless, TX	259	1	258	247	95.4%	97.2%
Monticello by the Vineyard	Euless, TX	354	1	353	338	95.5%	98.2%
The Shores	Oklahoma City, OK	300	1	299	283	94.3%	96.9%
Lakeside at Coppell	Coppell, TX	315	1	314	299	94.9%	96.3%
Meadows at River Run	Bolingbrook, IL	374	1	373	355	94.9%	96.7%
Park Valley Apartments	Smyrna, GA	496	1	495	468	94.4%	96.7%
PeakView at T-Bone Ranch	Greeley, CO	224	1	223	211	94.2%	96.5%
PeakView by Horseshoe Lake	Loveland, CO	222	1	221	211	95.0%	96.2%
Stoneridge Farms	Smyrna, TN	336	1	335	319	94.9%	96.5%
Fielder's Creek	Englewood, CO	217	1	216	207	95.4%	97.1%
Landings of Brentwood	Brentwood, TN	724	1	723	688	95.0%	96.9%
1250 West Apartments	Marietta, GA	468	2	466	443	94.7%	96.9%
Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	1	333	315	94.3%	97.0%
Eleven10 at Farmers Market	Dallas, TX	313	4	309	290	92.7%	96.5%
Patina Flats	Loveland, CO	155	–	155	143	92.3%	94.7%
Clarion Park Apartments	Olathe, KS	220	1	219	210	95.5%	96.5%
Spring Creek Apartments	Edmond, OK	252	1	251	238	94.4%	96.5%
Montclair Parc Apartment Homes	Oklahoma City, OK	360	1	359	339	94.2%	96.0%
Hilliard Park Apartments	Columbus, OH	201	1	200	194	96.5%	98.2%
Sycamore Terrace Apartments	Terre Haute, IN	250	–	250	233	93.2%	97.3%
Hilliard Summit Apartments	Columbus, OH	208	1	207	202	97.1%	98.6%
Forty 57 Apartments	Lexington, KY	436	1	435	413	94.7%	97.0%
Riverford Crossing Apartments	Frankfort, KY	300	1	299	292	97.3%	99.3%
Montecito Apartments	Austin, TX	268	3	265	248	92.5%	94.6%
Hilliard Grand Apartments	Dublin, OH	314	–	314	295	93.9%	97.2%
Deep Deuce at Bricktown	Oklahoma City, OK	294	1	293	268	91.2%	94.2%
Retreat at Quail North	Oklahoma City, OK	240	1	239	226	94.2%	95.9%
Tapestry Park Apartments	Birmingham, AL	354	1	353	327	92.4%	96.1%
Bricegrove Park Apartments	Canal Winchester, OH	240	–	240	232	96.7%	99.2%
Retreat at Hamburg Place	Lexington, KY	150	1	149	145	96.7%	99.3%
Villas at Huffmeister	Houston, TX	294	1	293	273	92.9%	95.1%
Villas at Kingwood	Kingwood, TX	330	1	329	307	93.0%	94.8%
Waterford Place at Riata Ranch	Cypress, TX	228	1	227	212	93.0%	95.5%

Monthly Portfolio Snapshot	JUNE 2020 - CONTINUED

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Carrington Place	Houston, TX	324	1	323	310	95.7%	97.5%
Carrington at Champion Forest	Houston, TX	284	1	283	268	94.4%	96.7%
Carrington Park at Huffmeister	Cypress, TX	232	1	231	217	93.5%	95.9%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	228	95.0%	96.3%
Mallard Crossing Apartments	Loveland, OH	350	–	350	330	94.3%	96.2%
Reserve at Creekside	Chattanooga, TN	192	1	191	189	98.4%	99.1%
Oak Crossing Apartments	Fort Wayne, IN	222	1	221	215	96.8%	99.0%
Double Creek Flats	Plainfield, IN	240	1	239	225	92.5%	94.9%
Jefferson at the Perimeter	Dunwoody, GA	504	–	504	466	92.5%	94.9%
Bristol Village	Aurora, CO	240	–	240	228	95.0%	97.2%
Canyon Resort at Great Hills	Austin, TX	256	1	255	242	94.5%	96.4%
Reflections on Sweetwater	Lawrenceville, GA	280	1	279	271	96.8%	98.0%
The Pointe at Vista Ridge	Lewisville, TX	300	1	299	278	92.7%	96.2%
Belmar Villas	Lakewood, CO	318	1	317	304	95.6%	97.4%
Ansley at Princeton Lakes	Atlanta, GA	306	1	305	292	95.4%	98.9%
Sugar Mill	Lawrenceville, GA	244	1	243	237	97.1%	98.4%
Avery Point	Indianapolis, IN	512	1	511	486	94.9%	97.3%
Cottage Trails at Culpepper Landing	Chesapeake, VA	183	1	182	177	96.7%	98.5%
VV & M	Dallas, TX	310	1	309	270	87.1%	91.2%
Total		21,835	65	21,770	20,653	94.6%	96.8%

Commercial Space
Storage	Location	Total Units	Total Storage Units	Occupied Storage Units	% Occupied
Park Valley Commercial	Smyrna, GA	1	1	1	100.0%

Retail	Location	Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Patina Flats	Loveland, CO	7	15,206	5,221	34.3%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS
Total Units: Number of units per property at the end of the reporting period.
Non-Revenue Units: Number of model units or other non-revenue administrative units at the end of the reporting period.
Rentable Units: Total Units less Non-Revenue Units at the end of the reporting period.
Average Occupied Units: Number of units occupied based on a daily average during the reporting period.
Average Percent Occupied: Percent of units occupied (Average Occupied Units divided by Total Units).
Percent Leased: Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).
Total Storage Units: Total number of storage units at the end of the reporting period.
Occupied Storage Units: Total number of storage units occupied at the end of the reporting period.
Total Square Footage: Total square footage of commercial property at the end of the reporting period.
Occupied Square Footage: Total square footage of commercial property occupied at the end of the reporting period.
Percent Occupied: Percent of storage units occupied (Occupied Storage Units divided by Total Storage Units) or square footage occupied (Occupied Square Footage divided by Total Square Footage).